Exhibit 3.3

BY-LAWS

OF

BIO-KEY INTERNATIONAL, INC.

(a Delaware corporation)

ARTICLE I

Stockholders

Section 1.1.            Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.  If no annual meeting has been held for a period of thirteen months after the Corporation’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting.  Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

Section 1.2.            Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons.  Special meetings of stockholders may be held within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

Section 1.3.            Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors (except for directors elected to fill vacancies, as provided in Article II, Section 2.2).  Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or any committee thereof, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.3.

To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation as follows: (a) in the case of an election of directors at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, or (ii) with respect to the annual meeting of stockholders of the Corporation to be held in the year 2004, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (b) in the case of an election of directors at a special meeting of stockholders, not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (A) the sixtieth day prior to such special meeting and (B) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

The stockholder’s notice to the Secretary shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is being made (i) the name and address of such beneficial owner and (ii) the class and number of shares of the Corporation which are beneficially owned by such person.  In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Nothing in the foregoing provision shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for directors submitted by a stockholder.

Section 1.4.            Notice of Business at Annual Meetings.  At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the election of directors of the Corporation, the procedures in Section 1.3 must be complied with and (ii) if such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in this Section 1.4.

To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, or (ii) with respect to the annual meeting of stockholders of the Corporation to be held in the year 2004, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and beneficial owner, if any, and (d) any material interest of the stockholder or such beneficial owner, if any, in such business.  Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.4; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.4.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.4, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 1.5.            Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6.            Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another Corporation, if a majority of the shares entitled to vote in the election of directors of such other Corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 1.7.            Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as a secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8.            Voting; Proxies.  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy dated and delivered by mail, courier or other delivery service, telephone, telecopier or any other form of electronic transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  At all meetings of stockholders held for the election of directors a plurality of the votes cast shall be sufficient to elect.  If a ballot is used in the election of directors, such requirement of a written ballot shall, if authorized by the Board of Directors, be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.  Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, in all matters other than the election of directors, the affirmative vote of the majority shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9.            Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date:  (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty days (60) before such other action.  If no record date is fixed:  (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10.          List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.11.          Voting Procedures and Inspectors of Election.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting to make a written report thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless otherwise determined in accordance with applicable law.

Unless otherwise provided in the Certificate of Incorporation, this section shall apply only if the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders.

Section 1.12.          Action by Consent of Stockholders.  Except as provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting.

ARTICLE II

Board of Directors

Section 2.1.            Number; Qualifications.  The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors.  Directors need not be stockholders.

Section 2.2.            Election; Resignation; Removal; Vacancies.  The Board of Directors shall initially consist of the person or persons named as directors in the Certificate of Incorporation (or, if no directors are named in the Certificate of Incorporation, the person or persons so named by the incorporators), and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified, or his earlier resignation or removal.  Any director may resign at any time upon written notice given in writing or by electronic transmission to the Corporation.  Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate of Incorporation.  Directors may be removed from office in the manner provided in the Certificate of Incorporation.

Section 2.3.            Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4.            Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given to each director by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5.            Notice of Regular and Special Meetings.  Notice of regular or special meetings may be given in writing, by mail or courier or other hand delivery, addressed to such director, at his address as it appears on the records of the Corporation, with postage thereon or courier or delivery fees prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, if mailed, or when delivered to such address if delivered by courier or other hand delivery.  Notices to directors may also be given by electronic transmission, when directed to a number or electronic address at which the director has consented to receive such form of notice.

Section 2.6.            Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.7.            Quorum; Vote Required for Action.  At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business.  Except in cases in which the Certificate of Incorporation or these By-Laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8.            Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or if there shall be no Chairman or Vice Chairman, or such persons shall be absent, by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9.            Action by Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.  Such filing shall be maintained in accordance with Section 7.5 of these By-Laws.

ARTICLE III

Committees

Section 3.1.            Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) any action that must be expressly approved by the stockholders under Delaware law; and (ii) adopting, amending or repealing any bylaw.

Section 3.2.            Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to ARTICLE II of these By-Laws.

ARTICLE IV

Officers

Section 4.1.            Selection; Statutory Officers.  The Board of Directors shall elect a President, a Treasurer and a Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors also may, if it so determines, elect one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries.  Any number of offices may be held by the same person.

Section 4.2.            Time of Election.  The officers named above shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders.  Except for the Chairman of the Board and Vice Chairman of the Board, if any, none of such officers need be a director.

Section 4.3.            Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.4.            Terms of Office.  Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Section 4.5.            Compensation of Officers.  The Board of Directors shall have power to fix the compensation of all officers of the Corporation.  It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4.6.            Chairman of the Board.  The Chairman of the Board shall be the chairman of the Board of Directors and shall perform and do all acts and things incident to the position of chairman of the board and shall have such other duties as may be assigned to him from time to time by the Board of Directors.  The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he shall be present.

Section 4.7.            President.  Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Corporation, shall perform and do all acts and things incident to the positions of president and chief executive officer and shall have such other duties as may be assigned to him from time to time by or under authority of the Board of Directors.  Under the supervision of the Board of Directors, the President shall have general control and management of the Corporation and its business and affairs, including general supervision over its officers (other than the Chairman of the Board), employees and agents, subject, however, to the right of the Board of Directors to confer any specific power upon any other officer or officers of the Corporation.  The President shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.8.            Vice Presidents.  The Vice Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or the President.  The Board of Directors may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

Section 4.9.            Treasurer.  The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Corporation.  He may sign all receipts and vouchers for the payments made to the Corporation.  He shall render an account of his transactions to the Board of Directors as often as the board shall require the same.  He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation.  He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.  He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

Section 4.10.          Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation.  Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation.  He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct.  He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

Section 4.11.          Assistant Secretary.  The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation.  Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties, as the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

Section 4.12.          Assistant Treasurer.  The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation.  Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties, as the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

Section 4.13.          Subordinate Officers.  The Board of Directors may select such subordinate officers as it may deem desirable.  Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe.  The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Section 4.14.          Position Holders.  The President shall have the authority to designate position holders of the Corporation.  Such position holders will have such titles (including without limitation the title of vice president or director) and responsibilities as assigned by the President.  Such position holders shall not be deemed to be officers or directors of the Corporation by virtue of such designations.

ARTICLE V

Capital Stock

Section 5.1.            Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.            Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3.            Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

ARTICLE VI

Indemnification

Section 6.1.            Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, each of its directors and officers who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such proceeding.  The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

Section 6.2.            Prepayment of Expenses.  The Corporation may, if authorized by the Board of Directors, pay the expenses (including attorneys’ fees) incurred by any director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by such director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.3.            Non-Exclusivity of Rights.  The rights conferred on any person by this ARTICLE VI shall not be exclusive of any other rights which such person may have or hereafter acquired under any statute, provision of the Certificate of Incorporation, by these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4.            Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

Section 6.5.            Inurement.  The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.6.            Indemnification of Employees and Agents.  To the extent permitted under applicable law, any agent or employee of or for the Corporation may be indemnified in such manner as the Board of Directors decides.

Section 6.7.            Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this ARTICLE VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring before the time of such repeal or modification.

ARTICLE VII

Miscellaneous

Section 7.1.            Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

Section 7.2.            Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3.            Notices and Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever, under the provisions of applicable law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to be personal notice, but such notice may be given, if to a stockholder, in the manner prescribed in ARTICLE I, and if to a director, in writing, by mail or courier or other hand delivery, addressed to such director, at his address as it appears on the records of the Corporation, with postage thereon or courier or delivery fees prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, if mailed, or when delivered to such address if delivered by courier or other hand delivery.  Notices to directors may also be given by electronic transmission, when directed to a number or electronic address at which the director has consented to receive such form of notice.

Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4.            Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:  (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.5.            Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, paper, electromagnetic, optical, or any other information storage means, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.6.            Amendment of By-Laws.  Except as otherwise provided by law, the By-Laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.  The By-Laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-Laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.